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                                 EMPLOYMENT AGREEMENT

    Agreement, dated 1-3-93, by and between Progenitor, Inc., a Delaware corporation (the "Corporation"), and Douglas Given ("VP").

                                     WITNESSETH:

    WHEREAS, the Corporation desires to employ the VP as Executive Vice President and member ex officio of Corporation's Scientific Advisory Board and the VP desires to be employed by the Corporation as Executive Vice President and member ex officio of the Corporation's Scientific Advisory Board pursuant to the terms and conditions hereinafter set forth;

    NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1.  EMPLOYMENT; DUTIES

    (a) The Corporation engages and employs the VP, and the VP hereby accepts engagement and employment, as Executive Vice President of the Corporation and member ex officio of the Corporation's Scientific Advisory Board, and to supervise and have responsibility for the development and operation of the Corporation, including, but not limited to the Corporation's: (i) research,
(ii) preclinical and clinical development, (iii) regulatory affairs, and
(iv) manufacturing, and to perform such other services and duties as are normally incident to such positions and are commensurate with VP's background, education and professional standing.

    (b) The VP shall perform his duties hereunder from the Corporation's executive offices which will be located in Ohio, provided, however, that the VP acknowledges and agrees that the performance by the VP of his duties hereunder may require significant domestic and international travel by the VP.

    (c) The VP shall devote substantially all of his business time and efforts to the proper discharge of his duties and responsibilities under this Agreement.

2.  TERM

    The VP's employment hereunder shall be for a term of four years commencing on January 4, 1993 and continuing through the fourth anniversary of such date.

3.  COMPENSATION

    (a) As compensation for the performance of his duties on behalf of the Corporation, the VP shall be compensated as follows:

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    (i)    Upon the next meeting of the Corporation's Board of Directors, the
VP shall be entitled to purchase Three Percent (3%) of the common stock of the Corporation outstanding on the effective date of this Agreement for $0.01 per share (the "Founders Stock");

    (ii) The Founders Stock shall be subject to a repurchase option in favor of the Corporation at $0.01 per share upon termination of this Agreement by VP or the Corporation for any reason (the "Repurchase Option"). The Repurchase Option shall expire equally with respect to one-quarter (1/4) of the Founders Stock over a period of four years each January 3, 1994, 1995, 1996 and 1997 (the "Vesting Dates"). In the event of a sale by Interneuron Pharmaceuticals, Inc. or other corporate reorganization or business combination in which more than fifty percent (50%) of the Corporation's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions other than in a public offering or to an affiliate of Interneuron Pharmaceuticals, Inc. (a "Change in Control"), then (i) the Repurchase Option shall continue to expire in accordance with the preceding sentence, and (ii) in the event that the VP is still employed by the Corporation eighteen (18) months after the Change in Control, the Repurchase Option shall expire with respect to all of the VP's Founders Stock.

    (iii) The Corporation shall pay the VP an annual base salary ("Base Salary") of One Hundred Seventy Five Thousand Dollars ($175,000), payable in accordance with the usual payroll period of the Corporation, which shall be subject to annual review in the sole discretion of the Board of Directors of the Corporation;

    (v) The Corporation shall pay the VP bonuses, the amount of which shall be in the discretion of the Corporation, upon the achievement of substantial milestones to be mutually agreed upon from time to time by the Corporation and VP following the start of the VP's employment;

    (vi) The Corporation shall reimburse the VP for the VP's reasonable moving costs and house-hunting expenses in Ohio;

    (vii) The Corporation shall pay the monthly mortgage payment on the VP's present house in New Jersey until the earlier of (a) one year, or (b) its sale, provided that after three bids are placed on the house, the VP shall accept the highest bid;

    (viii) The Corporation shall loan the VP $100,000 at 7% interest on a fully secured basis for the down payment on the purchase of a new house in Ohio.

              a. The VP shall repay at least $60,000 of the loan together with interest on such amount upon the earlier of, the sale of the VP's old house to the extent proceeds are available, four (4) years from the date of such loan, or the termination of the VP's employment;


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              b.   The remaining $40,000 together with interest on such amount shall be forgiven in four increments of $10,000 each upon the achievement of the following milestones:

                   i. $10,000 together with interest on such amount upon each of the first two INDs filed;

                   ii. $10,000 together with interest on such amount upon the first corporate joint venture;

                   iii. $10,000 together with interest on such amount upon the successful initial public offering.

              c. After the earlier of four (4) years, or immediately upon the termination of the VP's employment, the remaining portion of the loan together with interest on such amount will become due and payable.

The Corporation shall withhold all applicable federal, state and local taxes, social security and workers' compensation contributions and such other amounts as may be required by law or agreed upon by the parties with respect to the compensation payable to the VP pursuant to section 3(a) hereof.

    (b) The Corporation shall reimburse the VP for all normal, usual and necessary expenses incurred by the VP in furtherance of the business and affairs of the Corporation, including reasonable travel and entertainment, against receipt by the Corporation of appropriate vouchers or other proof of the VP's expenditures and otherwise in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Board of Directors of the Corporation. In addition, the Corporation shall provide the VP with airfare to and from Columbus, Ohio to Philadelphia, Pennsylvania for the VP's remaining 9 weekend residencies in his final semester at the Wharton Executive MBA program.

    (c) The VP shall be, during the term of this Agreement, entitled to vacations of not less than four (4) weeks per annum.

    (d) The Corporation shall make available to the VP and his dependents, such medical, disability, life insurance and such other health benefits as Interneuron Pharmaceuticals, Inc. makes available to its senior officers and directors. In addition, while the VP is employed by the Corporation, the Corporation shall also provide the VP with a $500,000 term life insurance policy payable to the beneficiary of the VP's choice.


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4.  REPRESENTATIONS AND WARRANTIES BY THE VP AND CORPORATION

    The VP hereby represents and warrants to the Corporation as follows:

    (a) Neither the execution and delivery of this Agreement nor the performance by the VP of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the VP is a party or by which he is bound.

    (b) The VP has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the VP enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the VP to execute and deliver this Agreement or perform his duties and other obligations hereunder.

    (c) The VP understands that some or all of the stock received by the VP pursuant to section 3(a) hereof will not be registered under the Securities Act of 1933 (the "1933 Act"), and acknowledges that he will be obligated to agree, as a condition to the issuance thereof, that he will acquire such stock for his own account for investment and not with a view to, or for resale in connection with a distribution thereof, and will bear the economic risk of his investment in such stock for an indefinite period of time.

    The Corporation hereby represents and warrants to the VP as follows:

    (a) The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business in the manner presently contemplated.

    (b) The Corporation has full power and authority to enter into this Agreement and to incur and perform its obligations hereunder.

    (c) The execution, delivery and performance by the Corporation of this Agreement does not conflict with or result in a breach or violation of or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) the certificate of incorporation or by-laws of the Corporation, or any agreement or instrument to which the Corporation is a party or by which the Corporation of any of its properties may be bound or affected.


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5.  NON-COMPETITION

    (a) The VP understands and recognizes that his services to the Corporation are special and unique and agrees that, during the term of this Agreement and, unless such termination is by the VP pursuant to 7(a)(iii) below, for a period of two (2) years from the date of termination of his employment hereunder, he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity ("Person"), enter into or engage in any business competitive with the Corporation's business, proposed business or research activities, either as an individual for his own account, or as a partner, joint venturer, executive, agent, consultant, salesperson, officer, director or shareholder of a Person operating or intending to operate in the areas of cellular therapeutics, hematopoietic growth factors, genetic therapy, human blood products, or any additional area (or lesser area) of business listed in Schedule A attached hereto (as shall be amended from time to time by the parties to take into account additional areas of business in which the Corporation may become engaged), within the geographic area of the Corporation's business.

    (b) During the term of this Agreement and for two (2) years thereafter, VP shall not, directly or indirectly, without the prior written consent of the
Corporation:

         (i) solicit or induce any employee of the Corporation or any affiliate to leave the employ of the Corporation or any affiliate or hire for any purpose any employee of the Corporation or any affiliate or any employee who has left the employment of the Corporation or any affiliate within six months of the termination of said employee's employment with the Corporation; or

         (ii) solicit or accept employment or be retained by any party who, at any time during the term of this Agreement, was a customer or supplier of the Corporation any affiliate where his position will be related to the business of the Corporation; or

         (iii) solicit or accept the business of any customer or supplier of the Corporation or any affiliate with respect to products similar to those supplied by the Corporation.

    (c) In the event that the VP breaches any provisions of this Section 5 or there is a threatened breach, then, in addition to any other rights which the Corporation may have, the Corporation shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Section 5, the VP shall not urge as a defense that there is an adequate remedy at law nor shall the Corporation be prevented from seeking any other remedies which may be available.


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6.  CONFIDENTIAL INFORMATION

    The VP agrees that during the course of his employment or at any time after termination, he will not disclose or make accessible to any other person, the Corporation's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and proprietary business information of the Corporation or any of its clients. The VP agrees: (i) not to use any such information for himself or others; and (ii) not to take any such material or reproductions thereof from the Corporation's facilities at any time during his employment by the Corporation, except as required in the VP's duties to the Corporation. The VP agrees immediately to return all such material and reproductions thereof in his possession to the Corporation upon request and in any event upon termination of employment.

    (b) Except with prior written authorization by the Corporation, the VP agrees not to disclose or publish any of the confidential, technical or business information or material of the Corporation, its clients or any other party to whom the Corporation owes an obligation of confidence, at any time during or after his employment with the Corporation.

    (c) VP hereby assigns to the Corporation all right, title and interest he may have or acquire in all inventions (including patent rights) developed by the VP during the term of this Agreement ("Inventions") and agrees that all Inventions shall be the sole property of the Corporation and its assigns, and the Corporation and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. VP further agrees to assist the Corporation in every proper way (but at the Corporation's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions in any and all countries.

7.  TERMINATION

              (a) The VP's employment hereunder shall begin on January 4, 1993 and shall continue for the period set forth in Section 2 hereof unless sooner terminated upon the first to occur of the following events:

    (i)    The death of the VP;

    (ii) Termination by the Board of Directors of the Corporation for just cause. Any of the following actions by the VP shall constitute just cause:

                   (A) Material breach by the VP of Section 5 or Section 6 of this Agreement;


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                   (B)  Material breach by the VP of any provision of this
Agreement other than Section 5 or Section 6 which is not cured by the VP within fifteen (15) days of notice thereof from the Corporation; or

                   (C) Any action by the VP to intentionally harm the Corporation.

    (iii) Termination by the VP for just cause. Any of the following actions or omissions by the Corporation shall constitute just cause:

                   (A) Material breach by the Corporation of any provision of this Agreement which is not cured by the Corporation within fifteen (15) days of notice thereof from the VP; or

                   (B) Any action by the Corporation to intentionally harm the VP;

    (iv) Termination by the Board of Directors of the Corporation without just cause but only as defined in Section 7(a)(ii)(A), provided that the Corporation continues to pay the VP's base salary plus pro-rated average bonuses subject to setoff for other employment for a period of six (6) months, or in the case of a termination within the first year, nine (9) months.

              (b)  Upon termination pursuant to subparagraph (ii) of paragraph
(a) above, the VP (or his estate in the event of termination pursuant to subparagraph (i)), shall be entitled to receive the Base Salary accrued but unpaid as of the date of termination.

8.  NOTICES

    Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: when delivered personally against receipt therefor; one (1) day after being sent by Federal Express or similar overnight delivery; or three (3) days after being mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the address set at the end of this Agreement, or to such other address as such party shall give by notice hereunder to the other party.

9.  RENEWAL OF AGREEMENT

    Upon expiration of the term of this Agreement, this agreement may be renewed for additional one (1) year periods by the parties by mutual written agreement.

10. SEVERABILITY OF PROVISIONS

    If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent


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permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

11. ENTIRE AGREEMENT MODIFICATION

    This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

12. BINDING EFFECT

    The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon the VP and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the VP's obligations hereunder may not be transferred or assigned by the VP.

13. NON-WAIVER

    The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

14. GOVERNING LAW

    This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio without regard to principles of conflict of laws.


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

15. HEADINGS

    The headings of paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       PROGENITOR, INC.


                                       By: /S/ GLENN L. COOPER
                                          --------------------------------
                                       Title: President
                                             -----------------------------
                                       Address:  One President Street
                                                 Athens, Ohio 45701


                                       /S/ DOUGLASS GIVEN
                                       -----------------------------------
                                       BY:  DOUGLAS GIVEN

                                       Address:
                                               ---------------------------
                                               ---------------------------
                                               ---------------------------


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                                      SCHEDULE A

                                SCHEDULE OF BUSINESSES
                                  OF THE CORPORATION

    DATE ENTERED                                 ADDITIONAL BUSINESSES

    January 4, 1993                              None.


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